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                    STATE STREET RESEARCH INSTITUTIONAL FUNDS

                            CERTIFICATE OF RESOLUTION


         I, the undersigned Mara D. Calame, hereby certify that I am Assistant Secretary of State Street Research Institutional Funds (the "Trust"), a Massachusetts business trust duly authorized and validly existing under Massachusetts law, and that the following is a true, correct and complete statement of a vote duly adopted by the Trustees of said Trust on June 30, 1999:

         "VOTED: That each officer of the Trust is hereby authorized and empowered, for and on behalf of the Trust, its principal executive officer and its principal financial and accounting officer, and in their name, to execute, and file a Power of Attorney relating to the Trust's Registration Statement under the Investment Company Act and the Securities Act or any other documents filed with the Commission relating to the registration of the Trust under the Investment Company Act and the registration of shares of the Trust for sale from time to time under the Securities Act."

         I further certify that said vote has not been amended or revoked and the same is now in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of May 2000.

                                                     /s/ Mara D. Calame
                                                     --------------------
                                                     Assistant Secretary